UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 29, 2005

                           Critical Therapeutics, Inc.
               (Exact name of registrant as specified in charter)

      Delaware                       000-50767                   04-3523569
(State or other juris-              (Commission                 (IRS Employer
diction of incorporation)           File Number)             Identification No.)


   60 Westview Street, Lexington, Massachusetts                    02421
     (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (781) 402-5700

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
          (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On June 29, 2005, the Board of Directors (the "Board") of Critical Therapeutics, Inc. (the "Company") increased the size of the Board to nine members and elected James B. Tananbaum, M.D., age 42, as a Class II director. Dr. Tananbaum's term as a Class II director continues until the Company's 2006 annual meeting of stockholders and thereafter until his successor is elected and qualified.

Pursuant to the terms of the Securities Purchase Agreements that the Company entered into with institutional and other accredited investors on June 6, 2005 for the sale of an aggregate of 9,945,261 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a price of $5.48 per share, together with warrants (the "Warrants") to purchase an aggregate of 3,480,842 shares of Common Stock (the "Private Placement"), and in connection with an investment by Prospect Venture Partners III, L.P. in the Private Placement, the Company had agreed, as promptly as reasonably practicable after the closing of the Private Placement, to take all actions reasonably necessary to provide for the election of Dr. Tananbaum to the Board as a Class II director. The Private Placement closed on June 20, 2005. Prospect Venture Partners III, L.P. purchased 2,281,022 shares of Common Stock and Warrants to purchase 798,358 shares of Common Stock in the Private Placement for an aggregate purchase price of $12.5 million. The Warrants are exercisable until June 6, 2010 (the "Expiration Date") at an exercise price of $6.58 per share. In addition, the Warrants are exercisable on a cashless basis until and including the Expiration Date.

From September 2000 to the present, Dr. Tananbaum has served as a managing director of Prospect Venture Partners, a venture capital firm. Since November 30, 2004, Dr. Tananbaum has also served as a managing member of Prospect Management Co. III, L.L.C., which is the general partner of Prospect Venture Partners III, L.P. From January 1997 to July 2000, Dr. Tananbaum served as chief executive officer of Theravance, Inc. From December 1993 to January 1997, Dr. Tananbaum served as a venture partner of Sierra Ventures, a venture capital firm. Dr. Tananbaum holds a B.S.E.E. from Yale University and an M.D. and an M.B.A. from Harvard University.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July 5, 2005                 CRITICAL THERAPEUTICS, INC.
                                    By:   /s/ Scott B. Townsend
                                          ---------------------
                                          Scott B. Townsend
                                          Vice President of Legal Affairs and
                                          Secretary